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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
                       COMPANY CONTACT:          Vion Pharmaceuticals, Inc.
                                                 Alan Kessman, President and CEO
                                                 (203) 498-4210 ph
      FINANCIAL COMMUNICATIONS CONTACT:          Weber Shandwick Worldwide
                                                 Sue L. Yeoh (investors)
                                                 (646) 658-8375 ph

Vion Pharmaceuticals Announces Status of Option Agreement for Vion-EPTTCO Cancer Therapy Technology -- Vion Will Host a Conference Call on Tuesday, March 20, 2001 --

NEW HAVEN, CONN., March 19, 2001 -- Vion Pharmaceuticals, Inc. (Nasdaq NM: VION) today announced that AstraZeneca has evaluated a package of preclinical data on an armed TAPET(R) vector expressing the prodrug converting enzyme CPG2, and that AstraZeneca has elected not to exercise a second option agreement with the Vion-EPTTCO collaboration for TAPET-CPG2 at this time. Vion and partner EPTTCO Limited intend to continue their collaboration on the TAPET-CPG2 vector in combination with specific alkylating agent prodrugs, and will consider submission of a second package of data to AstraZeneca after completion of additional preclinical experiments and the ongoing Phase I human clinical trials of VNP20009, the unarmed base TAPET vectors.

The company will host a conference call on Tuesday, March 20, 2001 at 8:30 a.m. Eastern Time to discuss this announcement as well as other corporate activities. Individuals interested in listening to the live conference call should dial 1-719-457-2621 at least five minutes prior to the start of the call and reference the access code 442600. For those unable to participate on the live call, a replay of management's remarks will be available at the end of the live call (starting March 20, 2001 at 11:00 a.m. Eastern Time until March 30, 2001 at 5:00 p.m. Eastern Time) by dialing 1-719-457-0820 and referencing the access code 442600.

Vion and EPTTCO demonstrated that intravenous administration of TAPET-CPG2 could consistently deliver very high levels of CPG2 enzyme to implanted subcutaneous tumors in mice. Vion and EPTTCO also demonstrated that the combination of TAPET-CPG2 and specific alkylating agent prodrugs showed tumor growth inhibition in mouse melanoma and colon cancer tumor models. However, AstraZeneca elected not to exercise a second option agreement to finance further development of TAPET-CPG2 at this time because the antitumor activity demonstrated in the animal models was less than expected for the very high level of enzyme (CPG2) that was delivered to the tumor by TAPET. Further improvement in antitumor activity to produce major regression and/or cures was considered critical for AstraZeneca to proceed with the second option agreement. AstraZeneca also cited the need for Vion to complete its ongoing Phase I trials of the unarmed base TAPET vector, and to demonstrate in those trials optimal colonization of tumors by the TAPET vectors in a high proportion of patients at a well tolerated dose.

Vion's TAPET technology is composed of Salmonella bacteria that have been modified to permit safe intravenous and intratumoral administration and have been shown, in preclinical models, to accumulate preferentially in solid tumors. Thus TAPET organisms have the capacity to deliver anticancer agents to tumors at high concentrations, while minimizing toxic effects on normal tissues. Vion entered into collaboration with EPTTCO, a privately held company, to develop specific TAPET vectors armed with the prodrug converting enzyme CPG2. The enzyme CPG2 can convert inactivated forms of very potent anticancer agents to their active state. When the inactivated form of the anticancer agent is administered to tumor-bearing animals that have received TAPET-CPG2, the anticancer agent is activated preferentially within the tumor.





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The initial option agreement between AstraZeneca and the Vion-EPTTCO collaboration was focused on delivering TAPET-CPG2 with specific pro-drugs (inactivated forms) of alkylating agents, which damage DNA and kill tumor cells.

                                     -more-

Vion Pharmaceuticals Announces Status of Option Agreement for Vion-EPTTCO Cancer Therapy Technology
Page 2

Alan Kessman, CEO of Vion Pharmaceuticals, commented, "While we are disappointed that AstraZeneca has chosen not to pursue a second option agreement at this time, this development does not have any bearing upon the development of TAPET as a viable drug delivery technology. The preclinical data generated by the TAPET-CPG2 model provides further proof-of-principle that TAPET may prove to be a very effective technology for delivering anticancer proteins and peptide to tumors. In this particular case, the challenges associated with the TAPET-CPG2 model related to a very specific interaction of TAPET combined with one type of prodrug (CPG2), which tended to limit the overall antitumor activity observed in certain animal models. AstraZeneca was seeking a higher level of antitumor activity than we observed, which we believe will require additional preclinical development. In fact, we believe that other types of prodrugs may demonstrate substantial antitumor activity in combination with the existing version of the TAPET-CPG2 vector, which produced high levels of CPG2 within the tumor. While AstraZeneca has provided us with valuable feedback for possible reconsideration of their decision, Vion and EPTTCO have retained the option to pursue partnerships with other companies for TAPET-CPG2."

Mr. Kessman added, "While we understand AstraZeneca's stipulation for Vion to complete its Phase I trials of the base TAPET vector, it was not part of the initial criteria for success in the option agreement. We remain confident that the ongoing Phase I trials will show the effectiveness of TAPET vectors to fully colonize tumors at doses that can be administered safely and therefore will establish TAPET as a promising platform for delivery of various anticancer products to tumors."

About the Company
Vion Pharmaceuticals, Inc. is a biopharmaceutical company engaged in the research, development and commercialization of cancer treatment technologies. Vion's product portfolio consists of TAPET, a drug delivery platform, and cancer therapeutics (Triapine(R) and Sulfonyl Hydrazine Prodrugs). TAPET uses genetically altered strains of Salmonella as a bacterial vector, or vehicle, for delivering cancer fighting drugs preferentially to solid tumors and is currently being evaluated for safety and colonization in several Phase I trials. Triapine, which is designed to prevent the replication of tumor cells by blocking a critical step in the synthesis of DNA, is currently being evaluated for its safety in several Phase I clinical trials. VNP40101M is a member of the Sulfonyl Hydrazine Prodrug class, compounds that are designed to be converted to unique potent, alkylating agents and is expected to begin Phase I trials for safety within the next two months. For additional information on Vion and its research and product development programs, visit the company's Internet web site at http://www.vionpharm.com.

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the company's future business prospects, plans, objectives, expectations and intentions are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those projected or suggested in the forward-looking statements, including, but not limited to those contained in Vion Pharmaceuticals' 1999 Annual Report filed on Form 10-KSB (file no. 0-25634) including the inability to raise additional capital, the possibility that any or all of the company's products or procedures are found to be ineffective or unsafe, the possibility that third parties hold proprietary rights that preclude the company from marketing its products, the possibility that third parties will market a product equivalent or superior to the company's product candidates and the possibility that preclinical results may not be indicative of results in human clinical trials and that results achieved in early clinical trials are not necessarily indicative of the results that will be achieved in subsequent or expanded clinical trials. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.